Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Fourth-Quarter and Full-Year 2024 Results

Fourth-Quarter Financial Highlights
•Net sales of $1,334 million; year-over-year increase of 32.2%
•Net income of $163 million and net income per diluted share of $3.14, year-over-year increase of 858.8% and 912.9%, respectively
•Non-GAAP diluted EPS increased 133.9% year-over-year to $4.00
•Adjusted EBITDA increased 90.3% year-over-year to $295 million

Lincolnshire, Ill., February 13, 2025 — Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in digitizing and automating frontline workflows, today announced results for the fourth quarter and full year ended December 31, 2024.

“Our teams executed well, delivering results that exceeded our outlook. Strong year-end spending by our North American retail customers drove our fourth quarter outperformance,” said Bill Burns, Chief Executive Officer of Zebra Technologies. “As we enter 2025, our backlog supports solid first quarter growth. For the remainder of the year, we remain cautious in our growth outlook as our customers navigate an uncertain environment including a dynamic global trade, geopolitical, and macro-economic backdrop. We remain well positioned to drive sustainable profitable growth while extending our lead in the industry with innovative solutions that digitize and automate workflows across the supply chain."

$ in millions, except per share amounts	4Q24	4Q23	Change	FY24	FY23	Change
Select reported measures:
Net sales	$1,334	$1,009	32.2%	$4,981	$4,584	8.7%
Gross profit	648	448	44.6%	2,413	2,123	13.7%
Gross margin	48.6%	44.4%	420 bps	48.4%	46.3%	210 bps
Net income	163	17	858.8%	528	296	78.4%
Net income margin	12.2%	1.7%	1050 bps	10.6%	6.5%	410 bps
Net income per diluted share	$3.14	$0.31	912.9%	$10.18	$5.72	78.0%

Select Non-GAAP measures:
Adjusted net sales	$1,334	$1,009	32.2%	$4,981	$4,584	8.7%
Organic net sales growth			31.6%			8.1%
Adjusted gross profit	650	450	44.4%	2,422	2,129	13.8%
Adjusted gross margin	48.7%	44.6%	410 bps	48.6%	46.4%	220 bps
Adjusted EBITDA	295	155	90.3%	1,047	824	27.1%
Adjusted EBITDA margin	22.1%	15.4%	670 bps	21.0%	18.0%	300 bps
Non-GAAP net income	$208	$89	133.7%	$701	$508	38.0%
Non-GAAP earnings per diluted share	$4.00	$1.71	133.9%	$13.52	$9.82	37.7%
Net sales were $1,334 million in the fourth quarter of 2024 compared to $1,009 million in the prior year. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $886 million in the fourth quarter of 2024 compared to $663 million in the prior year. Asset Intelligence & Tracking ("AIT") segment net sales were $448 million in the fourth quarter of 2024 compared to $346 million in the prior year. Consolidated organic net sales for the fourth quarter of 2024 increased 31.6% year over year, with a 33.1% increase in the EVM segment and 28.8% increase in the AIT segment.

Fourth-quarter 2024 gross profit was $648 million compared to $448 million in the prior year. Gross margin increased to 48.6% for the fourth quarter of 2024 compared to 44.4% in the prior year. The increase was primarily due to volume leverage. Adjusted gross margin was 48.7% in the fourth quarter of 2024, compared to 44.6% in the prior year.

Operating expenses increased in the fourth quarter of 2024 to $423 million from $374 million in the prior year primarily due to higher employee incentive compensation associated with financial performance and increased investments in the business. Adjusted operating expenses increased in the fourth quarter of 2024 to $373 million from $312 million in the prior year.

Net income for the fourth quarter of 2024 was $163 million, or $3.14 per diluted share, compared to net income of $17 million, or $0.31 per diluted share, in the prior year. Non-GAAP net income for the fourth quarter of 2024 increased to $208 million, or $4.00 per diluted share, compared to $89 million, or $1.71 per diluted share, in the prior year.

Adjusted EBITDA for the fourth quarter of 2024 increased to $295 million, or 22.1% of adjusted net sales, compared to $155 million, or 15.4% of adjusted net sales, in the prior year due to higher gross profit and lower operating expense as a percentage of adjusted net sales.

Balance Sheet and Cash Flow
As of December 31, 2024, the company had cash and cash equivalents of $901 million and total debt of $2,183 million.

For the full year 2024, net cash provided by operating activities was $1,013 million and the Company made capital expenditures of $59 million, resulting in free cash flow of $954 million. The Company made share repurchases under its existing authorization of $47 million and had net debt payments of $43 million.

Outlook
First Quarter 2025
The company expects net sales to grow between 8% and 11% compared to the first quarter of 2024. This expectation includes an approximately 1 point unfavorable impact from foreign currency translation.

Adjusted EBITDA margin for the first quarter of 2025 is expected to be approximately 21%, which includes approximately $7 million gross profit impact from recently announced Mexico and China import tariffs. Non-GAAP diluted earnings per share are expected to be in the range of $3.50 to $3.70.

Full Year 2025
The Company expects net sales to grow between 3% to 7% compared to 2024. This expectation assumes a 130 basis point unfavorable impact from foreign currency translation.

Adjusted EBITDA margin is expected to be between 21% and 22%, which includes approximately $20 million gross profit impact from recently announced Mexico and China import tariffs net of planned mitigation actions. Non-GAAP diluted earnings per share are expected to be the range of $14.75 to $15.25. This assumes an adjusted effective tax rate of approximately 17%.

Free cash flow is expected to be at least $750 million.

This outlook does not include any projected results from the previously announced acquisition of Photoneo, which is expected to close during the first quarter of 2025.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) provides the tools to help businesses grow with asset visibility, connected frontline workers and intelligent automation. The company operates in more than 100 countries, and our customers include over 80% of the Fortune 500. Designed for the frontline, Zebra’s award-winning portfolio includes hardware, software, and services, all backed by our 50+ year legacy and global partner ecosystem. Follow Zebra on our blog and LinkedIn, visit our newsroom and learn more at www.zebra.com.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings, and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on Zebra's business and results of operations. Zebra's ability to purchase sufficient materials, parts, and components, and ability to provide services, software and products to meet customer demand could negatively impact Zebra's results of operations and customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an adverse impact on results. Foreign exchange rates, customs duties and trade policies may have an adverse effect on financial results because of the large percentage of Zebra's international sales. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors that could adversely affect Zebra's business and results of operations. The success of integrating acquisitions could also adversely affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra's financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of certain risks, uncertainties and other factors that could adversely affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “Adjusted EBITDA,” “Adjusted EBITDA margin,” “Adjusted EBITDA % of adjusted net sales,” “adjusted gross margin,” “adjusted gross profit,” “adjusted net sales,” “adjusted operating expenses,” “EBITDA,” “free cash flow,” “non-GAAP diluted earnings per share,” “non-GAAP earnings per share,” “non-GAAP net income,” “organic net sales,” and “organic net sales growth (decline).” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$901	$137
Accounts receivable, net of allowances for doubtful accounts of $1 million each as of December 31, 2024 and 2023, respectively	692	521
Inventories, net	693	804
Income tax receivable	20	63
Prepaid expenses and other current assets	134	147
Total Current assets	2,440	1,672
Property, plant and equipment, net	305	309
Right-of-use lease assets	167	169
Goodwill	3,891	3,895
Other intangibles, net	422	527
Deferred income taxes	512	438
Other long-term assets	231	296
Total Assets	$7,968	$7,306
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$79	$173
Accounts payable	633	456
Accrued liabilities	503	504
Deferred revenue	453	458
Income taxes payable	36	7
Total Current liabilities	1,704	1,598
Long-term debt	2,092	2,047
Long-term lease liabilities	155	152
Deferred income taxes	57	67
Long-term deferred revenue	304	312
Other long-term liabilities	70	94
Total Liabilities	4,382	4,270
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	669	615
Treasury stock at cost, 20,645,798 and 20,772,995 shares as of December 31, 2024 and 2023, respectively	(1,900)	(1,858)
Retained earnings	4,860	4,332
Accumulated other comprehensive loss	(44)	(54)
Total Stockholders’ Equity	3,586	3,036
Total Liabilities and Stockholders’ Equity	$7,968	$7,306

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales:
Tangible products	$1,085	$780	$4,016	$3,665
Services and software	249	229	965	919
Total Net sales	1,334	1,009	4,981	4,584
Cost of sales:
Tangible products	561	453	2,100	2,012
Services and software	125	108	468	449
Total Cost of sales	686	561	2,568	2,461
Gross profit	648	448	2,413	2,123
Operating expenses:
Selling and marketing	151	136	600	581
Research and development	138	116	563	519
General and administrative	107	78	381	334
Amortization of intangible assets	24	26	104	104
Acquisition and integration costs	3	2	6	6
Exit and restructuring costs	—	16	17	98
Total Operating expenses	423	374	1,671	1,642
Operating income	225	74	742	481
Other income (loss), net:
Foreign exchange gain (loss)	11	(4)	5	(2)
Interest expense, net	(27)	(64)	(98)	(133)
Other expense, net	(1)	(4)	(14)	(12)
Total Other expense, net	(17)	(72)	(107)	(147)
Income before income tax	208	2	635	334
Income tax expense (benefit)	45	(15)	107	38
Net income	$163	$17	$528	$296
Basic earnings per share	$3.17	$0.32	$10.25	$5.75
Diluted earnings per share	$3.14	$0.31	$10.18	$5.72

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$528	$296
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	172	176
Share-based compensation	89	55
Deferred income taxes	(94)	(36)
Unrealized gain on forward interest rate swaps	(31)	(9)
Other, net	14	3
Changes in operating assets and liabilities:
Accounts receivable, net	(181)	249
Inventories, net	105	50
Other assets	9	(25)
Accounts payable	176	(365)
Accrued liabilities	131	(97)
Deferred revenue	(13)	12
Income taxes	68	(168)
Settlement liability	(45)	(180)
Cash receipts on forward interest rate swaps	86	26
Other operating activities	(1)	9
Net cash provided by (used in) operating activities	1,013	(4)
Cash flows from investing activities:
Purchases of property, plant and equipment	(59)	(87)
Proceeds from sale (purchases) of short-term investments	5	(4)
Purchases of long-term investments	(3)	(1)
Net cash used in investing activities	(57)	(92)
Cash flows from financing activities:
Proceeds from issuance of debt	651	440
Payments of debt	(694)	(245)
Payment of debt issuance costs, extinguishment costs and discounts	(9)	—
Payments for repurchases of common stock	(47)	(52)
Net payments related to share-based compensation plans	(30)	(8)
Change in unremitted cash collections from servicing factored receivables	(61)	(18)
Net cash (used in) provided by financing activities	(190)	117
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(3)	—
Net increase in cash and cash equivalents, including restricted cash	763	21
Cash and cash equivalents, including restricted cash, at beginning of period	138	117
Cash and cash equivalents, including restricted cash, at end of period	$901	$138
Less restricted cash, included in Prepaid expenses and other current assets	—	(1)
Cash and cash equivalents at end of period	$901	$137
Supplemental disclosures of cash flow information:
Income taxes paid	$124	$252
Interest paid inclusive of forward interest rate swaps	$55	$111
Certain prior period amounts included in Net cash provided by (used in) operating activities have been reclassified to conform with the current period presentation.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH (DECLINE)
(Unaudited)

	Three Months Ended
	December 31, 2024
	AIT	EVM	Consolidated
Consolidated Reported GAAP Net sales growth	29.5%	33.6%	32.2%
Adjustments:
Impact of foreign currency translations (1)	(0.7)%	(0.5)%	(0.6)%
Consolidated Organic Net sales growth	28.8%	33.1%	31.6%

	Twelve Months Ended
	December 31, 2024
	AIT	EVM	Consolidated
Consolidated Reported GAAP Net sales (decline) growth	(0.2)%	13.7%	8.7%
Adjustments:
Impact of foreign currency translations (1)	(0.7)%	(0.5)%	(0.6)%
Consolidated Organic Net sales (decline) growth	(0.9)%	13.2%	8.1%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
($ in millions)
(Unaudited)

	Three Months Ended
	December 31, 2024			December 31, 2023
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$448	$886	$1,334	$346	$663	$1,009
Reported Gross profit	223	425	648	159	289	448
Gross Margin	49.8%	48.0%	48.6%	46.0%	43.6%	44.4%

Non-GAAP
Adjusted Net sales	$448	$886	$1,334	$346	$663	$1,009
Adjusted Gross profit (1)	224	426	650	160	290	450
Adjusted Gross Margin	50.0%	48.1%	48.7%	46.2%	43.7%	44.6%

	Twelve Months Ended
	December 31, 2024			December 31, 2023
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$1,647	$3,334	$4,981	$1,651	$2,933	$4,584
Reported Gross profit	793	1,620	2,413	787	1,336	2,123
Gross Margin	48.1%	48.6%	48.4%	47.7%	45.6%	46.3%

Non-GAAP
Adjusted Net sales	$1,647	$3,334	$4,981	$1,651	$2,933	$4,584
Adjusted Gross profit (1)	796	1,626	2,422	789	1,340	2,129
Adjusted Gross Margin	48.3%	48.8%	48.6%	47.8%	45.7%	46.4%

(1)Adjusted Gross profit excludes share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
($ in millions, except share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP Net income	$163	$17	$528	$296
Adjustments to Cost of sales(1)
Share-based compensation	2	2	9	6
Total adjustments to Cost of sales	2	2	9	6
Adjustments to Operating expenses(1)
Amortization of intangible assets	24	26	104	104
Acquisition and integration costs	3	2	6	6
Share-based compensation	23	18	101	60
Exit and restructuring costs	—	16	17	98
Total adjustments to Operating expenses	50	62	228	268
Adjustments to Other income (expense), net(1)
Amortization of debt issuance costs and discounts	1	1	2	3
Investment loss	—	—	6	1
Foreign exchange (gain) loss	(11)	4	(5)	2
Forward interest rate swap loss (gain)	—	25	(31)	(9)
Total adjustments to Other (expense) income, net	(10)	30	(28)	(3)
Income tax effect of adjustments(2)
Reported income tax expense (benefit)	45	(15)	107	38
Adjusted income tax	(42)	(7)	(143)	(97)
Total adjustments to income tax	3	(22)	(36)	(59)
Total adjustments	45	72	173	212
Non-GAAP Net income	$208	$89	$701	$508

GAAP earnings per share
Basic	$3.17	$0.32	$10.25	$5.75
Diluted	$3.14	$0.31	$10.18	$5.72
Non-GAAP earnings per share
Basic	$4.04	$1.72	$13.62	$9.88
Diluted	$4.00	$1.71	$13.52	$9.82

Basic weighted average shares outstanding	51,542,093	51,366,299	51,494,957	51,378,051
Diluted weighted average and equivalent shares outstanding	51,986,818	51,687,374	51,879,709	51,710,962
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
($ in millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP Net income	$163	$17	$528	$296
Add back:
Depreciation (excluding exit and restructuring costs)	18	17	68	69
Amortization of intangible assets	24	26	104	104
Total Other expense, net	17	72	107	147
Income tax expense (benefit)	45	(15)	107	38
EBITDA (Non-GAAP)	267	117	914	654

Adjustments to Cost of sales
Share-based compensation	2	2	9	6
Total adjustments to Cost of sales	2	2	9	6
Adjustments to Operating expenses
Acquisition and integration costs	3	2	6	6
Share-based compensation	23	18	101	60
Exit and restructuring costs	—	16	17	98
Total adjustments to Operating expenses	26	36	124	164
Total adjustments to EBITDA	28	38	133	170
Adjusted EBITDA (Non-GAAP)	$295	$155	$1,047	$824

Adjusted EBITDA % of Adjusted Net Sales (Non-GAAP)	22.1%	15.4%	21.0%	18.0%

FREE CASH FLOW

	Twelve Months Ended
	December 31, 2024	December 31, 2023
Net cash provided by (used in) operating activities	$1,013	$(4)
Less: Purchases of property, plant and equipment	(59)	(87)
Free cash flow (Non-GAAP)(1)	$954	$(91)
(1)Free cash flow, a non-GAAP measure, is defined as Net cash provided by (used in) operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period.